Exhibit 99.2

AGREEMENT BY AND BETWEEN
HUNTINGTON NATIONAL BANK
COLUMBUS, OHIO
AND
THE OFFICE OF THE COMPTROLLER OF THE CURRENCY

Huntington National Bank, Columbus, Ohio (the “Bank”) and the Comptroller of the Currency of the United States of America (the “Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to continue to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

The Comptroller, through his National Bank Examiner, has examined the Bank, and his findings are contained in the Report of Examination, dated August 31, 2004 (the “ROE”).

In consideration of the above premises, and in consideration of the actions that the Bank has taken to date to address the matters set forth in the ROE, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (the “Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I
FORCE AND EFFECT OF AGREEMENT

(1) This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2) This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3) This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii). See 12 U.S.C. § 1831i.

(4) This Agreement shall be construed to be a “written agreement or other written statement for which a violation may be enforced” within the meaning of 12 U.S.C. § 1818(u).

ARTICLE II

STATUS REPORTS

(1) The Board shall submit status reports to the Deputy Comptroller. These reports shall set forth in detail:

(a) actions taken to comply with each Article of this Agreement;
(b) the results of those actions; and

(c)	a description of the actions needed to achieve full compliance with each Article of this Agreement.

(2) The first status report shall be submitted for the period ending March 31, 2005, and will be due within fifteen (15) days of that date. Thereafter, progress reports will be due within ten (10) days after the end of each calendar quarter.

(3) The status reports should also include any actions initiated by the Board and the Bank pursuant to the findings, conclusions, and matters requiring attention in the ROE or in any future Report of Examination.

(4) Any communications made pursuant to this Agreement, including but not limited to, all reports or plans which the Bank or Board has agreed to submit to the Deputy Comptroller pursuant to this Agreement shall be forwarded by overnight delivery to:

Grace E. Dailey
Deputy Comptroller,

Large Bank Supervision

Office of the Comptroller of the Currency
250 E Street, S.W., Mail Stop 6-1

Washington, D.C. 20219

with a copy hand delivered to:

Sally G. Marvin
Examiner-in-Charge
Office of the Comptroller of the Currency
41 South High Street
Mail Stop HC0610
Columbus, Ohio 43215-6101

ARTICLE III

MANAGEMENT

(1) Within ninety (90) days of the effective date of this Agreement, the Board shall ensure that the Bank has satisfactory senior managers in place to carry out the Board’s policies, ensure compliance with this Agreement, applicable laws, rules and regulations, and to manage the operations of the Bank in a safe and sound manner. For purposes of this Agreement, senior managers of the Bank shall include the Bank’s Chairman, President and Chief Executive Officer; Vice Chairmen; Line of Business Heads; Chief Operational Risk Officer; Chief Credit Officer; Chief Financial Officer; Treasurer; and Controller.

(2) Not later than one hundred eighty (180) days after Huntington Bancshares, Inc. receives notification pursuant to the provisions of 12 U.S.C. §1843(m)(1) that the Bank is not “well managed,” the Board shall take all steps necessary to ensure that the Bank is deemed to be “well managed,” as that term is defined in 12 U.S.C. §1841(o)(9).

(3) If any position mentioned in Paragraph (1) of this Article is or becomes vacant, including vacancies created through the alteration of the authority and/or responsibilities of a senior manager, the Board shall, within ninety (90) days of such vacancy, submit to the Deputy Comptroller for a written determination of no supervisory objection, the name of a qualified person for the vacant position who shall be vested with sufficient executive authority to ensure the Bank’s compliance with this Agreement and the safe and sound operation of functions within the scope of that position’s responsibility. Prior to the appointment of any individual to a senior manager’s position, the Bank shall secure the written determination of no supervisory objection from the Deputy Comptroller regarding such appointment.

(4) The requirement to submit information and the obligation to secure a written determination of no supervisory objection are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller to complete his review and act on any such information or authority within ninety (90) days of the submission.

ARTICLE IV
INTERNAL AUDIT

(1) The Internal Audit Executive (the “Auditor”) shall report directly to the Audit/Risk Committee of the Board, be evaluated by that group, although s/he may report administratively to the Chairman of the Board, President and Chief Executive Officer, and shall participate as an ex-officio member of the Disclosure Control Committee.

(2) Within ninety (90) days, the Audit/Risk Committee of the Board shall review and take the necessary steps to ensure the Bank has an internal audit program of sufficient scope, frequency, and staff to:

(a)	detect irregularities, weak practices, violations of law and regulation, breaches of fiduciary duty, and unsafe and unsound banking practices;

(b)	assess and report the effectiveness of policy, procedure, controls, and management relating to accounting and financial reporting;

(c)	ensure that the Bank establishes and maintains adequate “internal controls over financial reporting;”

(d)	ensure that accounting policy and procedures are functioning effectively and that necessary documentation and communication are occurring; and

(e)	review and provide an opinion regarding whether regulatory reports beginning with the quarter ending March 31, 2005 contain “material misstatements” within thirty (30) days of each filing.

(3) If the Audit/Risk Committee of the Board becomes aware of one or more “material weaknesses” in the “internal control structure and procedures for financial reporting,” and if the weaknesses are not corrected within the quarter identified, the Audit/Risk Committee of the Board shall notify management of Huntington Bancshares, Inc. of the existence of the “material weaknesses.”

(4) Upon completion of its annual audit of the Huntington Bancshares, Inc. financial statements, the Audit/Risk Committee of the Board shall obtain from the external auditor a list of all proposed adjustments to the Bank’s books and records, whether or not deemed material, along with an explanation of how the proposed adjustment was resolved.

(5) For purposes of this Agreement, “internal control structure and procedures for financial reporting” has the same meaning as that term is used in Section 404 of the Sarbanes-Oxley Act of 2002; “material weaknesses” has the same meaning as that term is used in Statement on Auditing Standards (“SAS”) No. 60 (AU 325.15); and “material misstatements has the same meaning as the term is used in the SEC’s Staff Accounting Bulletin No. 99 on Materiality (“SAB 99”).

ARTICLE V
ACCOUNTING POLICY AND PROCEDURES

(1) Upon receipt of the written report prepared by the independent accounting consultant (“Accounting Consultant”) previously engaged by Huntington to review its accounting policies and procedures, Huntington shall provide a copy of the accounting consultant’s report to the Deputy Comptroller.

(2) No later than March 31, 2005, the Bank shall submit written revised accounting policies and procedures to the Deputy Comptroller for a written determination of no supervisory objection. Such policies and procedures shall include provisions relating, but not limited, to:

(a)	a process for ongoing documentation and maintenance of accounting policies and procedures;

(b)	the fair representation of the Bank’s financial results in accordance with Generally Accepted Accounting Principles (“GAAP”) without regard to the resulting net income or earnings per share;

(c) the results of the review required by Paragraph (1) of this Article;

(d)	required recommendations by line management to the Disclosure Control Committee over the adequacy, or proper accounting treatment, of an item requiring specialized knowledge and/or assumptions, including but not limited to:

(i) legal reserves by the Chief Legal Officer; and
(ii) Allowance for Loan and Lease Losses by the Chief Credit Officer;

(e)	disclosure of accounting policy changes to the external auditors and the Audit/Risk Committee of the Board pursuant to SAB 99;

(f)	a periodic review of the proper accounting for assets subject to impairment testing; and

(g)	a periodic review of the validity of models that could materially impact financial reporting,

(3) Within thirty (30) days of the effective date of this Agreement, the Bank shall engage a qualified, independent third party to review and evaluate the validity of all models that could materially impact financial reporting.

ARTICLE VI
ALLOWANCE FOR LOAN AND LEASE LOSSES

(1) On or before March 31, 2005, the Board shall review the adequacy of the Bank’s Allowance for Loan and Lease Losses (the “Allowance”) for assets on the books of the Bank, and shall establish and implement prior to submission of the March 31, 2005 Report of Condition and Income (“Call Report”) a program for the Bank’s maintenance of an adequate allowance at all times (“Allowance Program”). This review and Allowance Program shall be designed to be consistent with the comments on maintaining a proper allowance found in the Allowance for Loan and Lease Losses booklet of the Comptroller’s Handbook, OCC Advisory Letter 96-8 dated August 6, 1997, entitled “Allowance for Loans and Lease Losses”. The Bank’s analysis shall be well documented and shall include, but not be limited to, the following factors:

(a) the results of the Bank’s internal and external loan reviews;
(b) an estimate of inherent loss exposure on each significant credit;
(c) loan loss experience;
(d) trends of delinquent and nonaccrual loans;
(e) concentrations of credit in the Bank; and
(f) present and prospective economic conditions.

(2) The program shall provide for a review of the Allowance by the Board at least once each calendar quarter. Any deficiency in the Allowance shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions from earnings. Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

(3) The Allowance Program shall provide for monthly provisions and a review of the Allowance by the Board at least once each calendar quarter.

(4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the Allowance Program developed pursuant to this Article.

ARTICLE VII
CONCLUDING PROVISIONS

(1) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(2) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Comptroller or his duly authorized representative for good cause upon written application by the Board.

(3) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(4) To the extent that any of the provisions of this Agreement conflict with the terms found in any existing agreement between the Comptroller and the Bank, including the Decision of the Office of the Comptroller of the Currency on the Application to Charter the Bank, the provisions of this Agreement shall control.

(5) In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(i)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

(ii)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

(iii)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(iv)	require corrective action be taken in a timely manner of any non-compliance with such actions.

(6) This Agreement does not form, and may not be construed to form, a contract binding on the OCC or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC’s exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or arrangements, or negotiations between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set her hand on behalf of the Comptroller.

/s/ Grace E. Dailey 2/28/2005

Grace E. Dailey
Deputy Comptroller,
Large Bank Supervision
Office of the Comptroller of the Currency Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of

Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Thomas E. Hoaglin	1/5/05

Thomas E. Hoaglin	Date

Chairman of the Board /s/ Raymond J. Biggs	1/8/05

Raymond J. Biggs	Date

Director /s/ Don M. Casto	1/6/05

Don M. Casto Director	Date

/s/ David P. Lauer	1/8/05

David P. Lauer Director	Date

/s/ William J. Lhota	1/6/05

William J. Lhota Director	Date

/s/ David L. Porteous	1/11/05

David L. Porteous Director	Date

/s/ Kathleen H. Ransier	1/6/05

Kathleen H. Ransier Director	Date